UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)       May 18, 2005

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021

(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134

(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

4.01 Changes in Registrant’s Certifying Accountant
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-16.1: LETTER TO THE S.E.C. FROM PRICEWATERHOUSECOOPERS LLP

4.01 Changes in Registrant’s Certifying Accountant

     On May 18, 2005, upon the recommendation of the Audit Committee of the Board of Directors, the Board of Directors of WCI Communities, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent registered certified public accounting firm. The Audit Committee is in the process of finalizing its engagement of a new independent registered public accounting firm.

     PWC’s reports on the Company’s consolidated financial statements for the years ended December 31, 2004 and December 31, 2003, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended December 31, 2004 and December 31, 2003 and through May 18, 2005, there were no disagreements with PWC with regard to any accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference thereto in their reports on the financial statements for such years. During the years ended December 31, 2004 and December 31, 2003 and through May 18, 2005, there have been no “reportable events” (as defined in Regulation S-K, Item 304(a)(1)(v)).

     The Company has requested PWC to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of PWC’s letter, dated May 24, 2005, is filed as Exhibit 16.1 to this Form 8-K.

     Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

     16.1 Letter to the Securities and Exchange Commission from PricewaterhouseCoopers LLP, dated May 24, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

Dates: May 24, 2005	By:	/s/ James D. Cullen

		Name:	James D. Cullen
		Title:	Vice President

Exhibit No.	Description

16.1	Letter to the Securities and Exchange Commission from PricewaterhouseCoopers LLP, dated May 24, 2005.